Exhibit 21.1

                 SUBSIDIARIES OF THE REGISTRANT

The subsidiaries of the registrant are as follows:

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                             Incorporated         Percentage of Voting
        Name                Under Laws of           Securities Owned
        ----                -------------         --------------------
The Old Second National
  Bank of Aurora               The United States             100%

The Old Second Community
  Bank of North Aurora         State of Illinois             100%

The Old Second Community
  Bank of Aurora               State of Illinois             100%

Yorkville National Bank        The United States             100%

Burlington Bank                State of Illinois             100%

Kane County Bank and
  Trust Company                State of Illinois             100%

Bank of Sugar Grove            State of Illinois             100%

Maple Park Bancshares, Inc.    State of Illinois             100%

Maple Park Mortgage            State of Illinois             100%





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